Exhibit 99.1

Cancer Genetics, Inc. Announces Third Quarter Financial Results

Test volume increased 71% year-over-year in the third quarter

Revenue from commercial sales increased 67% year-over-year in the third quarter

RUTHERFORD, NJ (November 13, 2013): Cancer Genetics, Inc. (NASDAQ: CGIX) (“CGI” or the “Company”), a DNA-based diagnostics company focused on developing genomic-based oncology tests and services, reported financial results for the third quarter ended September 30, 2013.

Third-Quarter Highlights

•	Test volume increased 71% to 2,920 for the quarter ended September 30, 2013, up from 1,704 for the third quarter of 2012.

•	Total revenue increased 37% to $1.7 million in the third quarter of 2013, compared to $1.2 million in the third quarter of 2012.

•	Revenue from commercial operations (excluding grants) increased 67% in the third quarter of 2013, compared to the third quarter of 2012.

•	Gross margin percentage increased to 29% in the third quarter of 2013, compared to 22% in the third quarter of 2012.

•	Total operating expenses were $2.2 million in the third quarter of 2013, compared to $2.0 million the same period of 2012.

“The significant growth of our commercial sales provides further validation of our ability to translate research-driven genetic insight into the clinical setting and improve patient care,” stated Panna Sharma, CEO of CGI. “With five proprietary products in the market today, two successful capital raises completed since our IPO, and an underserved market opportunity in complex cancers, we are redefining the standard of care for personalized cancer treatment, and we believe that CGI is well positioned to be a leader in the emerging field of DNA-based cancer diagnostics, ultimately leading to improved patient treatment and higher value for the health care system.”

Net loss was $3.1 million for the third quarter of 2013, compared with net income of $0.3 million for the same period of 2012. The net loss was primarily the result of non-cash expense related to an increase in the fair value of warrant liability.

Nine-Month Highlights

•	Revenue for the nine months ended September 30, 2013 increased 47% to $4.8 million, up from $3.2 million for the nine months ended September 30, 2012.

•	Test volume increased 63% to 8,035 for the nine months ended September 30, 2013, compared to 4,937 for the nine months ended September 30, 2012.

•	Operating loss remained unchanged at $5.7 million for the nine months ended September 30, 2013, compared to the nine months ended September 30, 2012.

Recent Business Highlights

•	CGI successfully completed two secondary stock offerings, raising approximately $62 million in gross proceeds.

•	At September 30, 2013, the Company had $9.9 million of cash, cash equivalents and investments. On a proforma basis, reflecting the $42.2 million in net proceeds from the October offering, the Company had $52.1 million cash at quarter end.

•	In August, concurrent with the Company’s first secondary offering, CGI became a Nasdaq-listed company.

•	In September, the Company announced an expansion of its relationship with Roche Servicios, S.A., a division of Swiss drug giant Roche, designed to drive adoption of CGI’s genomic tests in Latin America and the Caribbean.

•	OncoSpire Genomics, CGI’s 50/50 joint venture with Mayo Clinic, launched; initial next generation sequencing projects to be unveiled at analyst/media event in New York City on November 22.

•	CGI launched its proprietary genomic-based diagnostic for cervical cancer, FHACT™, in July outside the United States; the Company expects to obtain CLIA approval and launch in the U.S. during the fourth quarter of 2013.

•	The Company significantly strengthened its overall intellectual property position through multiple patent awards covering the CGI’s diagnostics for kidney cancer and mature B-cell cancers.

•	CGI’s proprietary diagnostics were also further validated through multiple poster presentations; and a peer-reviewed published study on the Company’s MatBA®-CLL diagnostic for chronic lymphocytic leukemia, which is to appear in the journal Leukemia and Lymphoma.

Conference Call and Webcast Details

As previously announced, CGI will hold a conference call on Wednesday, November 13, 2013, at 4:30 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2013. To participate in the call, please dial (877) 407-4018, or (201) 689-8471 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found via the Company’s website at http://ir.cancergenetics.com/events.

A replay of the call will be available for two weeks from 7:30 p.m. ET on November 13, 2013, until 11:59 p.m. ET on November 27, 2013. The number for the replay is (877)-870-5176, or (858) 384-5517 for international calls; the passcode for the replay is 13572828. In addition, a recording of the call will be available via the Company’s website at http://www.cancergenetics.com.

About Cancer Genetics:

Cancer Genetics, Inc. is an emerging leader in DNA-based cancer diagnostics, servicing some of the most prestigious medical institutions in the world. Our tests target cancers that are difficult to diagnose and predict treatment outcomes. These cancers include hematological, urogenital and HPV-associated cancers. We also offer a comprehensive range of non-proprietary oncology-focused tests and laboratory services that provide critical genomic information to healthcare professionals, as well as biopharma and biotech companies. Our state-of-the-art reference lab is focused entirely on maintaining clinical excellence and is both CLIA certified and CAP accredited and has licensure from several states including New York State. We have established strong research collaborations with major cancer centers such as Memorial Sloan-Kettering, The Cleveland Clinic, Mayo Clinic and the National Cancer Institute. For further information, please see www.cancergenetics.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for Cancer Genetics, Inc. products and services, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Company’s Form 10-Q for the quarter ended March 31, 2013 and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics disclaims any obligation to update these forward-looking statements.

Contact Information:

Investor Relations

RedChip Companies, Inc.

Jon Cunningham, 800-733-2447, ext. 107

jon@redchip.com

Cancer Genetics, Inc. and Subsidiary

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$1,705,146	$1,242,604	$4,755,462	$3,225,831
Cost of revenues	1,211,384	971,557	3,560,678	2,880,242

Gross profit	493,762	271,047	1,194,784	345,589

Operating expenses:
Research and development	433,525	501,431	1,384,122	1,551,672
Sales and marketing	442,665	334,147	1,274,620	1,049,996
General and administrative	1,297,801	1,145,649	4,259,175	3,475,301

Total operating expenses	2,173,991	1,981,227	6,917,917	6,076,969

Loss from operations	(1,680,229)	(1,710,180)	(5,723,133)	(5,731,380)

Other (expense) income:
Interest expense	(356,442)	(1,312,232)	(2,039,750)	(3,260,010)
Interest income	3,295	—	4,649	—
Debt conversion costs	—	—	(6,849,830)	—
Change in fair value of warrant liability	(1,033,000)	3,334,000	4,096,000	6,370,000

Total other (expense) income	(1,386,147)	2,021,768	(4,788,931)	3,109,990

(Loss) income before income taxes	(3,066,376)	311,588	(10,512,064)	(2,621,390)
Income tax provision (benefit)	—	—	(663,900)	—

Net (loss) income	$(3,066,376)	$311,588	$(9,848,164)	$(2,621,390)

Basic net (loss) income per share	$(0.61)	$0.23	$(2.84)	$(1.96)

Diluted net loss per share	$(0.61)	$(2.23)	$(4.02)	$(6.66)

Basic Weighted Average Shares Outstanding	5,055,591	1,346,124	3,463,730	1,340,530

Diluted Weighted Average Shares Outstanding	5,055,591	1,355,678	3,468,627	1,350,084

Cancer Genetics, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,878,176	$819,906
Accounts receivable, net of allowance for doubtful accounts of $36,000	1,616,134	850,545
Other current assets	713,127	489,278

Total current assets	12,207,437	2,159,729

FIXED ASSETS, net of accumulated depreciation	810,387	964,923

OTHER ASSETS
Security deposits	1,564	1,564
Restricted cash	300,000	250,000
Loan guarantee and financing fees, net of accumulated amortization of 2013 $207,000; 2012 $929,498	621,000	1,907,502
Patents	366,113	324,764
Deferred offering costs	—	3,343,289

	1,288,677	5,827,119

Total Assets	$14,306,501	$8,951,771

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,807,081	$4,578,761
Obligations under capital leases, current portion	11,886	17,158
Deferred revenue	215,023	468,010
Notes payable, current portion	43,622	3,836,567
Lines of credit	6,000,000	2,871,200

Total current liabilities	8,077,612	11,771,696
Obligations under capital leases	—	7,490
Deferred rent payable	169,166	164,298
Notes payable, long-term	—	2,440,683
Lines of credit	—	6,000,000
Warrant liability	1,178,000	12,549,000

Total liabilities	9,424,778	32,933,167
STOCKHOLDERS’ EQUITY (DEFICIT)
Series A Preferred Stock, authorized 588,000 shares $0.0001 par value (converted to common stock on April 10, 2013-Note 4), 587,691 shares issued and outstanding in 2012	—	59
Series B Preferred Stock, authorized 2,000,000 shares $0.0001 par value (converted to common stock on April 10, 2013-Note 4), 1,821,600 shares issued and outstanding in 2012	—	182
Common stock, authorized 100,000,000 and 24,000,000 shares, respectively, $0.0001 par value, 5,965,340 and 1,349,936 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	597	135
Additional paid-in capital	63,681,317	24,970,255
Treasury stock	—	(17,442)
Accumulated deficit	(58,800,191)	(48,934,585)

Total Stockholders’ Equity (Deficit)	4,881,723	(23,981,396)

Total Liabilities and Stockholders’ Equity (Deficit)	$14,306,501	$8,951,771

Cancer Genetics, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(9,848,164)	$(2,621,390)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Depreciation	227,376	266,489
Amortization	11,422	11,422
Provision for bad debts	—	(528)
Equity-based consulting and compensation expenses	310,982	766,167
Equity-based research and development expenses	96,220	—
Change in fair value of warrant liability	(4,096,000)	(6,370,000)
Extension of warrants	—	144,000
Amortization of loan guarantee and financing fees	884,460	952,544
Accretion of discount on debt	584,692	1,559,009
Deferred rent	4,868	6,364
Deferred initial public offering costs expensed	617,706	—
Write-off of debt conversion costs	6,849,830	—
Change in working capital components:
Accounts receivable	(765,589)	(149,870)
Other current assets	(223,849)	(182,803)
Accounts payable, accrued expenses and deferred revenue	(1,255,166)	(144,773)

Net cash (used in) operating activities	(6,601,212)	(5,763,369)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(72,840)	(33,540)
Patent costs	(52,771)	(184,456)
Increase in restricted cash	(50,000)	(50,000)

Net cash (used in) investing activities	(175,611)	(267,996)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease obligations	(12,762)	(32,005)
Proceeds from initial public offering of common stock, net of offering costs	4,984,025	(1,190,609)
Proceeds from secondary public offering of common stock, net of offering costs	14,230,372	—
Proceeds from warrant exercises	192,000	619,980
Proceeds from borrowings on notes payable	—	5,120,000
Principal payments on notes payable	(3,558,542)	—

Net cash provided by financing activities	15,835,093	4,517,366

Net increase (decrease) in cash and cash equivalents	9,058,270	(1,513,999)
CASH AND CASH EQUIVALENTS
Beginning	819,906	2,417,256

Ending	$9,878,176	$903,257

SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid for interest	$570,601	$761,458
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Warrants issued for financing fees	$47,000	$727,000
Warrants issued with debt	—	2,048,000
Warrants issued for debt guarantee fee	—	755,000
Accrued offering costs	—	1,384,123
Offering costs discounted	733,250	—
Accrued expenses reclassified as derivative warrant liability	221,000	148,000
Accrued expenses recorded as financing fees	—	184,000
Retirement of treasury stock	17,442	—
Conversion of notes payable, lines of credit and accrued interest to common stock	9,364,300	—
Conversion of preferred stock to common stock	241	—
Reclassification of derivative warrants	7,170,000	—
Cashless exercise of derivative warrants	373,000	—
Reclassification of deferred offering costs to additional paid-in capital	1,992,333	—